                                                                      EXHIBIT 21

                             LIST OF SUBSIDIARIES

     The following table sets forth certain information concerning the principal subsidiaries of the Company.

                                                        State or Other
     Name                                       Jurisdiction of Incorporation
     ----                                       -----------------------------
     Ezell Nursery Supply, Inc.                           California
     Four Paws Products, Ltd.                             New York
     Kaytee Products Incorporated                         Wisconsin
     Norcal Pottery Products, Inc.                        California
     Pennington Seed, Inc.                                Delaware
     TFH Publications, Inc.                               Delaware
     Wellmark International                               California

     The names of certain subsidiaries have been omitted because such unnamed subsidiaries, considered in the aggregate, would not constitute a significant subsidiary as that term is defined in Regulation S-X.